Mondee Announces First Quarter 2023 Financial Results
- 1Q23 Gross Revenue of ~$700M1, 146% of 1Q22
- 1Q23 Net Revenue of ~$50M1, 128% of 1Q22
- 1Q23 Adjusted EBITDA of $4M1, 180% of 1Q22
- Raising 2023 Net Revenue Guidance to $240-$245M, representing 52% growth at midpoint
- Announces acquisitions of Brazil-based Interep and Mexico-based Consolid

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms in the leisure and corporate travel sectors, today announced financial results for the first quarter ended March 31, 2023.

"Mondee's first quarter of 2023 was marked by strong operational and financial performance," said Prasad Gundumogula, Founder, Chairman, and Chief Executive Officer. "We expanded our presence in Latin America through the acquisitions of Consolid, Interep, and Orinter, strengthened our leadership team with the appointment of Jesus Portillo as Chief Financial Officer and Meredith Waters as General Counsel, launched an influencer and expert affiliate network, and made significant progress on our next-generation technology. We achieved net-revenue increase of 128% from 1Q22 with an adjusted EBITDA margin of 8.0%, and we increased our 2023 guidance as China and broader Asia Pacific continue to recover, while our organic and inorganic initiatives gain momentum."

First-Quarter 2023 Financial Highlights1

●Gross revenue of $699 million2 for the quarter was 146% of $463 million in the first quarter of 2022 (“1Q22”).
●Net revenue of $49.9 million for the quarter was 128% of $39.1 million in 1Q22.
●Net Loss of $(13.3) million for the quarter, approximately $9 million of which was non-cash and/or non-recurring items2, compared to 1Q22 Net Loss of $(7.0) million.
●Adjusted EBITDA of $4.0 million for the quarter was 180% of 1Q22 Adjusted EBITDA of $2.2 million.

Financial Summary and Operating Results1,3

	For the quarter ended March 31		Year-Over-Year Change
	1Q23	1Q22
Transactions	665	463	202	44%
Revenue, Gross	699,387	478,181	221,207	46%
Revenue, Net	49,929	39,067	10,862	28%
Net Income (Loss)	(13,285)	(6,991)	(6,294)	NA
Loss per share (EPS)	(0.16)	(0.11)	(0.04)	NA
Adjusted EBITDA	3,986	2,213	1,773	80%
Adjusted Net Income (Loss)	(5,502)	(5,105)	(397)	NA
Adjusted EPS	(0.07)	(0.05)	(0.01)	NA

1 Note that Mondee’s first quarter 2022 financial results do not give effect to the business combination with ITHAX.

2 Net income loss included approximately $9M of non-cash and/or non-recurring items, such as $3.4M of depreciation and amortization, $2.6M of stock compensation expense, $1.5 million of restructuring costs, and $1.1 million of tax provisions.
3 In $ thousands except for EPS

Financial Commentary

“We began 2023 with strong financial performance in the first quarter, generating approximately $50 million of net revenue, up 28% year-over-year on approximately $700 million of marketplace gross revenue, representing a 7.1% take rate,” said Jesus Portillo, Chief Financial Officer of Mondee. “Equally important is Mondee’s continued improvement in profitability and balance sheet strength, with first quarter 2023 adjusted EBITDA nearly doubling to approximately $4 million from just over $2 million in 1Q22. As part of implementing our ongoing platform enhancements and productivity improvements we took a one time restructuring charge for actions in Q1 as we continued to right-size our operations centers and provide a solid platform for growth. We exited the quarter with approximately $60 million of cash and $150 million of debt, which we believe positions Mondee well to execute on both our organic and acquisition-related growth plans steadily and accretively,” continued Mr. Portillo.

Financial 2023 Outlook3

Mondee is providing the following projections for its first full-year as a public company ending December 31, 2023. We expect to continue delivering profitable growth as we capitalize on international travel market recovery, continue to expand geographically and leverage our enhanced technology to expand products and increase market share.

•Net Revenue is projected to be in the range of $240 million to $245 million, representing year-over-year growth of 52%, measured at the midpoint.

•Adjusted EBITDA is projected to be in the range of $40 million to $45 million, representing year-over-year growth of 258% and a margin of 17.5%, measured at the midpoint.

3 includes organic and inorganic growth, i.e., the acquisitions of Consolid, Interep, and Orinter

First Quarter 2023 Business Highlights and Subsequent Events

•Acquired a Leading Brazilian B2B Travel Company Orinter, which strengthens Mondee’s position in the Brazilian and broader Latin America travel market, while providing additional high-quality travel products and localized services to Mondee’s now 55,000 experts distribution network. Orinter's portfolio includes 4,900 travel experts as well as complementary local hotel, packages and ground transport relationship that will be added to Mondee's content and distribution marketplace that we expect to bring significant synergies and cross-selling opportunities. Orinter is a disruptive growth company in a high growth market, evidenced by its 2019 – 2022 net revenue CAGR of 38%, despite two full years of the pandemic. This acquisition was executed in an accretive manner at approximately four times 2022 adjusted EBITDA.
•Acquired Interep, a Leading Luxury Brazilian B2B Travel Company, with a 40-year operating history, it serves upscale leisure travelers and limited corporate customers through a distribution network of 3,100 affiliates. The company has experienced strong, profitable growth, doubling its net revenues compared to pre-pandemic levels. Mondee's acquisition of Interep expands and diversifies its Latin American footprint and enhances its product offerings in the luxury market. The transaction implies just over three times multiple of 2022 adjusted EBITDA.
•Acquired Consolid, a Leader in the Mexican B2B2C Air and Ground-Arrangement Travel Market, serving about 1,000 customers globally. It is based in Mexico City and has a global portfolio while focusing on Mexico and other countries in the Central and South American region. There are substantial opportunities for deploying Mondee’s technology to enhance product offerings and services to the client base, as well as cross sell synergies between Mondee’s various business divisions. Mondee acquired Consolid for approximately four times multiple of 2022 Adjusted EBITDA.

Mondee intends to continue its disciplined M&A strategy into 2023 adding valuable product and geographical footprint.

•Introduced Innovative Expert and Influencer Affiliate Network Program. Powered by Mondee's cutting-edge technology, the program offers an exclusive arrangement that provides affiliates, travel experts, influencers and gig economy workers with enhanced revenue opportunities and tools designed to increase profitability, expand their product line-up, and stay competitive in the ever-evolving market. This model offers value for suppliers, experts and travelers. Suppliers benefit from efficient management of their closed user group content and targeted distribution, while experts and travelers gain exclusive access to a wider range of products and better revenue opportunities on travel content, including airfare, hotel stays, and ancillaries.

•Announced Partnership with Tissini, a Direct Selling Company Focused on Empowering U.S. Hispanic Women. As part of Mondee's Expert and Influencer Affiliate Network program, TISSINI's network of 55,000 U.S. Hispanic women sellers will now have the opportunity to provide travel services through Mondee's platform. The partnership will allow TISSINI to expand its offerings to include travel services and provide its community of sellers and customers with even more ways to explore the world. Mondee's Affiliate Network program is designed to increase growth, profitability, and product line-up for its global travel affiliates.

•Welcomed Former WPP Executive, Jesus Portillo, as Chief Financial Officer. Jesus brings a wealth of experience to Mondee, having previously served as an executive at WPP plc, a leading global advertising and marketing services company operating at scale and publicly traded. Additionally, he led the compliance implementations of controls and procedures, including those required under the Sarbanes-Oxley Act of 2022, and played a key role in successfully integrating global acquisitions. Jesus will be responsible for leading and enhancing finance teams and functions, assisting in the integration of the company’s ambitious and accretive M&A strategy, and overseeing compliance and internal controls.

•Welcomed Former Apple Counsel, Meredith Waters, as General Counsel. Meredith brings more than 20 years of experience in the legal field, including her previous roles as Senior Counsel at Apple Inc, attorney with Kirkland & Ellis LLP and Linklaters LLP. In her new role, she will be responsible for leading Mondee's legal team and providing strategic counsel to the company's leadership on a range of legal issues. Her appointment is expected to support Mondee's continued growth and expansion in the travel industry.

Conference Call Information

Mondee will host a conference call today at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 605339.

A replay will be available on Mondee’s investor relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 865375, until midnight (ET) June 5, 2023.

About Mondee

Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Its network includes 55,000+ leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, please visit: https://www.mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include adjusted EBITDA non-GAAP net income, and non-GAAP EPS.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization. We define Adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to adjusted EBITDA and non-GAAP net loss/ income, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.

Transactions are defined as the aggregation of transactions handled by our platform between a third party seller or service provider and the ultimate consumer. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. We generate revenue from service fees earned on these transactions and, accordingly our revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions we process. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements and Unaudited Financials:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

MONDEE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In $ thousands, except stock and par value data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 58,502	$ 78,841
Restricted short-term investments	8,811	8,639
Accounts receivable, net of allowance of $4,784, and $4,861 as of March 31, 2023 and December 31, 2022, respectively	80,768	21,733
Contract assets, net of allowance of $113 and $750 as of March 31, 2023 and December 31, 2022, respectively	4,500	5,794
Prepaid expenses and other current assets	5,193	4,673
Total current assets	$ 157,774	$ 119,680
Property and equipment, net	12,280	11,332
Goodwill	79,042	66,420
Intangible assets, net	84,625	57,370
Loan receivable from related party	—	—
Operating lease right-of-use assets	1,887	1,384
Deferred income taxes	237	237
Other non-current assets	1,952	1,674
TOTAL ASSETS	$ 337,797	$ 258,097
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	74,020	33,749
Deferred underwriting fee	200	500
Amounts payable to related parties	—	13
Government loans, current portion	72	72
Accrued expenses and other current liabilities	18,739	9,319
Deferred revenue	6,594	5,828
Long-term debt, current portion	8,441	7,514
Total current liabilities	$ 108,066	$ 56,995
Deferred income taxes	7,116	307
Note payable to related party	198	197
Government loans excluding current portion	154	159
Warrant liability	1,314	1,293
Long-term debt excluding current portion	141,940	126,882
Deferred revenue excluding current portion	13,888	14,656
Operating lease liabilities excluding current portion	1,987	1,620
Other long-term liabilities	2,568	2,713
Total liabilities	$ 279,216	$ 204,822
Commitments and contingencies (Note 10)

Redeemable Preferred Stock
Series A Preferred stock - 85,000 shares authorized, $0.0001 par value, 85,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022 (liquidation preference $89,801 and 87,323 as of March 31, 2023 and December 31, 2022, respectively)	85,655	82,597

Stockholders' deficit:
Common stock – 500,000,000 shares authorized, $0.0001 par value, 83,992,565 and 82,266,160 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	8	7
Treasury Stock - 2,033,578 and 0 shares of Common stock, respectively	(20,336)	—
Additional paid-in capital	287,423	271,883
Accumulated other comprehensive loss	(629)	(621)
Accumulated deficit	(293,540)	(280,255)
Total stockholders’ deficit	$ (27,074)	$ (29,322)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$ 337,797	$ 258,097

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In $ thousands, except stock and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022 (As Revised)
Revenues, net	$ 49,929	$ 39,067
Operating expenses:
Marketing expenses	24,298	13,446
Sales and marketing expenses	37,445	27,409
Personnel expenses, including stock-based compensation of $2,156, and $80, respectively	7,466	5,572
General and administrative expenses, including non-employee stock-based compensation of $XX, and 0, respectively	4,494	2,440
Information technology expenses	923	1,306
Provision for doubtful accounts receivable and contract assets	(667)	207
Depreciation and amortization	3,352	2,817
Restructuring expense	1,529	—
Total operating expenses	54,542	39,751
Loss from operations	(4,613)	(684)
Other income (expense):
Interest income	347	127
Interest expense	(8,217)	(6,229)
Gain on extinguishment of PPP loan	—	—
Changes in fair value of warrant liability	(21)	—
Other income (expense), net	322	(151)
Total other expense, net	(7,569)	(6,253)
Loss before income taxes	$ (12,182)	$ (6,937)
Provision for income taxes	(1,103)	(54)
Net loss	$ (13,285)	$ (6,991)
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.16)	$(0.11)
Weighted-average shares used to compute net loss attributable per share to common stockholders
Basic and diluted	83,748,712	60,800,000

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$ (13,285)	$ (6,991)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	3,352	2,817
Deferred taxes	—	46
Provision for doubtful accounts receivable and contract assets	(667)	207
Stock-based compensation	2,561	80
Amortization of loan origination fees	2,035	551
Payment in kind interest expense	1,381	5,722
Gain on forgiveness of PPP Loan	—	—
Change in the estimated fair value of earn-out considerations and warrant liability	192	(165)
Changes in operating assets and liabilities
Accounts receivable	(17,936)	(7,471)
Contract assets	1,294	(2,569)
Prepaid expenses and other current assets	927	(2,303)
Operating lease right-of-use assets	(331)	(156)
Other non-current assets	(278)	(308)
Amounts payable to related parties, current portion	164	1,258
Accounts payable	10,950	10,482
Accrued expenses and other current liabilities	(601)	2,719
Deferred revenue	(2)	(749)
Operating lease liabilities	264	248
Other long term liabilities	—	—
Net cash (used in) provided by operating activities	(9,980)	3,418
Cash flows from investing activities
Capital expenditure	(1,968)	(1,721)
Purchase of restricted short term investments	(234)	—
Sale of restricted short term investments	—	—
Net cash used in investing activities	(20,445)	(1,721)
Cash flows from financing activities
Repayment of long term debt	(2,063)	(129)
Loan origination fee for long term debt	(616)	—
Proceeds from long term debt	15,000	—
SPAC transaction costs reversed	—	—
Payment of offering costs	(2,222)	—
Net cash (used in) provided by financing activities	10,099	(384)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(229)
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,339)	1,084
Cash, cash equivalents and restricted cash at beginning of period	78,841	15,506
Cash and cash equivalents at end of period	$ 58,502	$ 16,590

MONDEE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(In $ thousands, except Transactions and per share data)
(unaudited)

KEY METRICS	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Transactions	462,931	549,729	591,760	533,110	2,137,530	665,173
Take rate	8.2%	6.8%	6.6%	7.5%	7.2%	7.1%
Gross revenue	478,181	631,689	600,213	511,794	2,221,876	699,387
Net revenue	39,067	42,650	39,466	38,301	159,484	49,929
YoY Growth	190%	81%	73%	15%	71%	28%
QoQ Growth	17%	9%	(7)%	(3)%		30%

ADJUSTED EBITDA RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Net income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(13,285)
Interest expense (net)	6,102	6,467	7,129	6,319	26,017	7,870
Stock-based comp exp	80	74	55,236	6,652	62,042	2,561
Depreciation & amortization	2,817	2,769	2,963	3,221	11,770	3,352
Restructuring expense	—	—	2,130	412	2,542	1,529
Changes in fair value of Warrant liability	—	—	(683)	791	108	21
Legal expense	—	—	—	744	744	662
Income tax provision	54	236	321	(484)	127	1,103
Gain on forgiveness of PPP loan	—	(2,009)	—	—	(2,009)	—
Warrant transaction expense	—	—	—	326	326	—
M&A costs	—	—	—	—	—	495
Other expenses (income), net	151	(915)	1,080	(624)	(308)	(322)
Sale of export incentives	—	—	—	760	760	—
Adjusted EBITDA	2,213	4,509	3,568	1,591	11,881	3,986
Adjusted EBITDA margin	5.7%	10.6%	9.0%	4.2%	7.4%	8.0%
Deferred items
Supplier contract renegotiation[2]				2,768	2,768
Chargeback recoveries[3]				989	989
Total Adjusted EBITDA				5,348	15,638
Total Adjusted EBITDA margin				14.0%	9.8%

ADJUSTED NET INCOME RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Net Income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(13,285)
Stock-based comp exp	80	74	55,236	6,652	62,042	2,561
Amortization - intangibles	1,584	1,584	1,584	1,586	6,338	1,584
Income tax provision	54	236	321	(484)	127	1,103
One-time expenses	168	(2,683)	1,674	2,885	2,044	2,535
Adjusted Net Income (Loss)	(5,105)	(2,902)	(5,793)	(5,887)	(19,687)	(5,502)
Deferred items
Supplier contract renegotiation[2]				2,768	2,768

Chargeback recoveries[3]				989	989
Total Adjusted Net Income (Loss)				(2,130)	(15,930)

ADJUSTED EPS RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23
Net income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(13,285)
Common shares outstanding	60,800	60,800	72,500	82,266	69,092	83,749
GAAP EPS	(0.11)	(0.03)	(0.89)	(0.20)	(1.31)	(0.16)
Adjusted net income (loss)	(5,105)	(2,902)	(5,793)	(5,887)	(19,687)	(5,502)
Diluted shares outstanding	94,600	94,600	94,600	83,866	91,917	83,749
Adjusted EPS	(0.05)	(0.03)	(0.06)	(0.07)	(0.21)	(0.07)
Total adjusted net income (loss)				(2,130)	(15,930)
Diluted shares outstanding				83,866	91,917
Total adjusted EPS				(0.03)	(0.17)

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com